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CURTIS, MALLET-PREVOST, COLT & MOSLE                                   EXHIBIT 5




                                                               September 9, 1996

Wave Systems Corp.
540 Madison Avenue
New York, NY  10022

Ladies and Gentlemen:

                  We have acted as special counsel for Wave Systems Corp., a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of (i) up to 72,000 shares of the Company's Class B Common Stock, $0.01 par value per share (the "Class B Common Stock"), issuable upon the exercise of options granted under the Company's 1994 Non-Employee Directors Stock Option Plan (the "Plan"), (ii) up to 72,000 shares of the Company's Class A Common Stock, $0.01 par value per share (the "Class A Common Stock") issuable upon the conversion of shares of Class B Common Stock issued under the Plan, and (iii) up to 428,000 shares of Class A Common Stock issuable upon the exercise of options granted or to be granted under the Company's Plan, as amended, covered by a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  In connection herewith, we have examined the Restated Certificate of Incorporation and the Restated Bylaws of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.
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                                                              Wave Systems Corp.
                                     Page 2                    September 9, 1996



                  Based upon such examination, it is our opinion that the shares of Class A and Class B Common Stock proposed to be sold by the Company, when sold pursuant to the Plan, as amended, and resolutions of the Board of Directors of the Company authorizing the same, will be legally issued, fully paid and nonassessable. In rendering this opinion, we have assumed that the exercise price of options will be not less than the par value of the shares subject thereto.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                  We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                                                     Very truly yours,



                                                    /s/ Curtis, Mallet-Prevost,
                                                    Colt & Mosle
                                                    ---------------------------
                                                    Curtis, Mallet-Prevost, Colt
                                                      & Mosle